Exhibit 10.3

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of April 30, 2019, is between Burger King Corporation, a Florida corporation (“BKC”), Blue Holdco 1, LLC, a Delaware limited liability company (“Blue Holdco” and together with BKC the “BK Stockholders” and each a “BK Stockholder”), Cambridge Franchise Holdings, LLC, a Delaware limited liability company (“CFH”) and Carrols Holdco Inc., a Delaware corporation (the “Company”).

WHEREAS, Carrols Restaurant Group, Inc., a Delaware corporation (“Carrols”), the Company, and CFH have entered into that certain Agreement and Plan of Merger, dated as of February 19, 2019 (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the acquisition by the Company of a wholly owned subsidiary of CFH, effected by the merger of such subsidiary with and into a wholly owned subsidiary of the Company, in consideration for the issuance by the Carrols Public Entity to CFH of, among other things, shares of common stock, par value $0.01 per share, of the Carrols Public Entity (as defined below) (the “Common Stock”) equal to 19.9% of the outstanding shares of Common Stock at the closing of the Merger Agreement (the “Newly Issued Shares”) and 10,000 shares of newly designated Series C Convertible Preferred Stock of the Carrols Public Entity (the “Series C Convertible Preferred Shares”), in each case pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, the BK Stockholders collectively hold an aggregate of 100 shares of the Series B Convertible Preferred Stock of the Carrols Public Entity (the “Series B Convertible Preferred Stock”), authorized pursuant to a Certificate of Designation to the Certificate of Incorporation of the Carrols Public Entity (the “Series B Certificate of Designation”) that provides for certain rights of the BK Stockholders, including the right to designate (i) two directors of the Board of Directors of the Carrols Public Entity (the “Board”) until the first date on which the number of shares of Common Stock into which the Series B Convertible Preferred Stock held by the BK Stockholders are then convertible constitute less than 14.5% of the total number of outstanding shares of Common Stock (the “Director Step-Down Date”) and (ii) one director of the Board until the first date on which the number of shares of Common Stock into which the outstanding shares of Series B Convertible Preferred Stock held by the BK Stockholders are then convertible constitute less than 10% of the total number of outstanding shares of Common Stock (the “Director Cessation Date”), which percentages were based on the size of the Board at the relevant time;

WHEREAS, pursuant to the Series B Certificate of Designation, the approval of the BK Stockholders is required to effect the transaction contemplated by the Merger Agreement (the “Series B Approval”), including but not limited to the increase in the size of the Board;

WHEREAS, in order to induce the BK Stockholders to grant the Series B Approval, the BK Stockholders have requested that the Carrols Public Entity seek the approval of the Carrols Public Entity stockholders to an amendment of the Series B Certificate of Designation changing the definition of (i) the Director Step-Down Date to occur upon the first date on which the number of shares of Common Stock into which the outstanding shares of Series B Convertible Preferred Stock held by the BK Stockholders are then convertible constitute less than 11.5% of the total number of outstanding shares of Common Stock and (ii) Director Cessation Date as the first date on which the number of shares of Common Stock into which the outstanding shares of Series B Convertible Preferred Stock held by the BK Stockholders are then convertible constitute less than 7.5% of the total number of outstanding shares of Common Stock (the “Series B Certificate Amendment Proposal”);

WHEREAS, the Carrols Public Entity has agreed to provide each stockholder of the Company entitled to vote at the annual meeting of the stockholders of the Carrols Public Entity to be held in 2019, or at any special meeting of the stockholders of the Carrols Public Entity held prior to such date (as applicable, the “2019 Stockholder Meeting”), a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for (i) the stockholder approval contemplated by Section 6(b) of the Carrols Public Entity’s Series C Certificate of Designation (the “Issuance Resolutions”) and (ii) stockholder approval of the Series B Certificate Amendment Proposal and to use commercially reasonable efforts to solicit its stockholders to obtain such stockholder approvals, and, if either the Issuance Resolutions or the Series B Certificate Amendment are not so approved at the Stockholder Meeting, to provide such a proxy statement at each subsequent annual or special meeting of the stockholders of the Carrols Public Entity and continue to use commercially reasonable efforts to solicit its stockholders to obtain such stockholder approvals until the Issuance Resolutions and the Series B Certificate Amendment Proposal are so approved;

WHEREAS, to induce the BK Stockholders to grant the Series B Certificate Amendment Approval, CFH has agreed to execute and deliver this Agreement with respect to the Newly Issued Shares that will be acquired by CFH pursuant to the Merger Agreement and to make certain representations, warranties, covenants and agreements with respect to the Newly Issued Shares that will be beneficially owned by CFH at the time of the 2019 Stockholder Meeting.

WHEREAS, to induce CFH to enter into this Agreement, each of the BK Stockholders has agreed to execute and deliver this Agreement and to make certain representations, warranties, covenants and agreements with respect to the shares of Series B Convertible Preferred Stock beneficially owned by the BK Stockholders and set forth below each BK Stockholder’s signature on the signature page hereto.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

The term “Carrols Public Entity” shall mean (a) prior to the closing of the transactions contemplated by the Merger Agreement, Carrols, and (b) from and after the closing of the transactions contemplated by the Merger Agreement, the Company.

The term “Transfer” shall have the meaning set forth in Section 5.

2.	Representations of BK Stockholder.

Each BK Stockholder represents and warrants to CFH and the Carrols Public Entity that:

(a)	(i) such BK Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) the shares of Series B Convertible Preferred Stock set forth beside its name on the signature page hereto free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such BK Stockholder is a party relating to the pledge, disposition or voting of any of the Series B Convertible Preferred Stock and there are no voting trusts or voting agreements with respect to the Series B Convertible Preferred Stock.

(b)	Such BK Stockholder does not beneficially own any equity securities or voting securities of the Carrols Public Entity other than the shares of Series B Convertible Preferred Stock that it beneficially owns as set forth on the signature page hereto.

(c)	Such BK Stockholder has full entity power and authority to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such BK Stockholder and constitutes the legal, valid and binding obligation of such BK Stockholder, enforceable against such BK Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors’ rights generally or principles of equity.

(d)	The consummation by such BK Stockholder of the transactions contemplated hereby or compliance by such BK Stockholder with any of the provisions hereof will not conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to such BK Stockholder or to such BK Stockholder’s property or assets.

(e)	No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of such BK Stockholder is required in connection with the valid execution and delivery of this Agreement, other than the filing of this Agreement with the Securities and Exchange Commission (the “SEC”) pursuant to the filing obligations of such BK Stockholder.

3.	BK Stockholders Agreement to Vote Shares. Each BK Stockholder agrees that, during the term of this Agreement, it shall, and shall cause each holder of record of the shares of Series B Convertible Preferred Stock, to vote the shares of Series B Convertible Preferred Stock held by it at each annual or special meeting of the stockholders of the Carrols Public Entity at which the matters set forth in the following clause (i) or (ii), as applicable, are considered and at every adjournment or postponement thereof, and to execute a written consent or consents if stockholders of the Carrols Public Entity are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of the stockholders of the Carrols Public Entity or any adjournment or postponement thereof: (i) in favor of the Issuance Resolutions and (ii) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage or adversely affect the timely consummation of the merger contemplated by the Merger Agreement or the Issuance Resolutions.

4.	Representations of CFH Stockholder.

CFH represents and warrants to the BK Stockholders and the Carrols Public Entity that:

(a)	CFH has full entity power and authority to enter into, execute and deliver this Agreement and to perform fully CFH’s obligations hereunder. This Agreement has been duly and validly executed and delivered by CFH and constitutes the legal, valid and binding obligation of CFH, enforceable against CFH in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors’ rights generally or principles of equity.

(b)	The consummation by CFH of the transactions contemplated hereby or compliance by CFH with any of the provisions hereof will not conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to CFH or to CFH’s property or assets.

(c)	No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of CFH is required in connection with the valid execution and delivery of this Agreement, other than in connection with any filings with the SEC that may be required to be made by CFH or its affiliates.

5.	CFH Agreement to Vote Shares. CFH agrees that, during the term of this Agreement, it shall, and shall cause each holder of record of the Newly Issued Shares, to vote the Newly Issued Shares at each annual or special meeting of the stockholders of the Carrols Public Entity at which the matters set forth in the following clause (i) or (ii), as applicable, are considered and at every adjournment or postponement thereof, and to execute a written consent or consents if stockholders of the Carrols Public Entity are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of the stockholders of the Carrols Public Entity or any adjournment or postponement thereof: (i) in favor of the Series B Certificate Amendment Proposal and (ii) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect the Series B Certificate Amendment Proposal.

6.	No Voting Trusts or Other Arrangement.

Each BK Stockholder and CFH agrees that it will not, and will not permit any entity under its control to, deposit either (i) the shares of Series B Convertible Stock held by it, in the case of each BK Stockholder or (ii) the Newly Issued Shares, in the case of CFH in a voting trust, grant any proxies with respect to such securities or subject any of such securities to any arrangement with respect to the voting of such securities other than agreements entered into with the other party.

7.	Additional Shares.

Each of the BK Stockholders and CFH agrees that all shares of Common Stock or other shares of capital stock of the Carrols Public Entity that such person purchases or acquires the right to vote or of which such person or other shares of capital stock of the Carrols Public Entity otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement.

The parties agree that nothing in this Agreement shall be deemed to limit or restrict the ability of CFH or either BK Stockholder to, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Newly Issued Shares (in the case of CFH) or the shares of Series B Convertible Preferred Stock (in the case of each BK Stockholder) or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of such securities or such person’s voting or economic interest therein; provided that either (a) such Transfer is made (i) in an open market transaction or (ii) by virtue of the Carrols Merger or (b) the transferee of such Transferred Shares agrees in a writing, reasonably satisfactory in form and substance to CFH (in the case of the Transfer of shares of the Series B Convertible Preferred Stock) or the BK Stockholders (in case of the Transfer of the Newly Issued Shares), to be bound by all of the terms of this Agreement as if it were a party to this Agreement for all purposes hereunder.

8.	Termination.

(a)	Subject to Section 8(b), this Agreement shall terminate upon the earlier to occur of (i) the date on which the Issuance Resolutions and the Series B Certificate Proposal are approved by the stockholders of the Carrols Public Entity and (ii) the date on which the Merger Agreement is terminated in accordance with its terms.

(b)	The termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any provision of this Agreement prior to the termination of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 8(b) shall survive the termination of this Agreement.

9.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

10.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) immediately upon delivery by hand on a Business Day during regular business hours (or on the next Business Day if delivered by hand otherwise), (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon transmission via e-mail of a PDF document on a Business Day during regular business hours (or on the next Business Day if transmitted via email of a PDF document otherwise), or (d) three (3) Business Days after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11) and shall be delivered to the address or email address set forth on the signature page hereof.

12.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)	The parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(c).

(d)	The parties acknowledge that they have participated jointly in the negotiation and execution of this Agreement and hereby waive the application of any Law of construction that would provide that any ambiguity in this Agreement or any other agreement or document will be construed against the party drafting such agreement or document.

(e)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(i)	Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that CFH may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CAMBRIDGE FRANCHISE HOLDINGS, LLC

By:	/s/ Matthew Perelman
Name:	Matthew Perelman
Title:	Co-President

Address: c/o Cambridge Franchise Partners, LLC
208 N. Garnett Street
Henderson, North Carolina 27536

Carrols Holdco Inc.

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary

Address: 968 James Street
Syracuse, New York 13203

BURGER KING CORPORATION

By:	/s/ Lisa Giles-Klein
Name:	Lisa Giles-Klein
Title:	Assistant Secretary

Number of shares of Series B Convertible Stock beneficially owned as of the date of this Agreement: 7 shares

Address: 5707 Blue Lagoon Drive
Miami, FL 33126

BLUE HOLDCO 1, LLC

By:	/s/ Lisa Giles-Klein
Name:	Lisa Giles-Klein
Title:	Assistant Secretary

Number of shares of Series B Convertible Stock beneficially owned as of the date of this Agreement: 93 shares

Address: 5707 Blue Lagoon Drive
Miami, FL 33126